EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements:

1.	Post-Effective Amendment No. 1 to Registration Statement (Form S-8 Nos. 333-30055, 333-106438, 333-35352, and 333-88780) of SM Energy Company,

2.	Registration Statement (Form S-8 Nos. 333-58273, 333-134221, 333-151779, 333-165740, 333-170351, 333-194305, 333-212359, and 333-219719) of SM Energy Company,

3.	Post-Effective Amendment No. 1 to Registration Statement (Form S-3 No. 333-203936) of SM Energy Company, and

4.	Registration Statement (Form S-3 No. 333-216843) of SM Energy Company;

of our reports dated February 21, 2018, with respect to the consolidated financial statements of SM Energy Company and subsidiaries, and the effectiveness of internal control over financial reporting of SM Energy Company and subsidiaries, included in this Annual Report (Form 10-K) of SM Energy Company and subsidiaries for the year ended December 31, 2017.

/s/ Ernst & Young LLP

Denver, Colorado
February 21, 2018